REVISED CODE OF ETHICS

                               DIAMOND HILL FUNDS
                          DIAMOND HILL SECURITIES, INC.
                      DIAMOND HILL CAPITAL MANAGEMENT, INC.
                             (Adopted June 30, 2002)
                               (REVISED 08/08/02)

     I.   STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics has been adopted by the Diamond Hill Funds (the "Trust") Diamond Hill Securities, Inc., ("DHS"), the principal Underwriter and Investment Adviser to Diamond Hill Bank & Financial Fund, and Diamond Hill Capital Management, Inc., ("DHCM"), Investment Adviser to Diamond Hill Focus Fund, Diamond Hill Large Cap Fund, Diamond Hill Small Cap Fund, and Diamond Hill Short Term Fixed Income Fund and its subsidiaries (collectively, the "Adviser"), for the purpose of instructing all employees, officers, directors and trustees of the Trust and/or the Adviser in their ethical obligations and to provide rules for their personal securities transactions. All such employees, officers, directors and trustees owe a fiduciary duty to the Trust and its shareholders. A fiduciary duty means a duty of loyalty, fairness and good faith towards the Trust and its shareholders, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

     o The duty to govern, which is the obligation imposed on Trustees to manage the business affairs of the Trust;

     o The duty of diligence, which is the standard of care to which the Trustees are expected to adhere when performing the duties of their positions;

     o The duty of loyalty to the Trust and its shareholders, which require Trustees and officers to avoid any conflict of interest or self-dealing, and bars them from taking advantage of a business opportunity that comes to their attention only by virtue of their position with the corporation;

     o The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

     o The fundamental standard that such employees, officers, directors and Trustees should not take inappropriate advantage of their positions, or of their relationship with the Trust or its shareholders.

     It is imperative that the personal trading activities of the employees, officers, directors and trustees of the Trust and the Adviser, respectively, be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code. All personal securities transactions must also comply with the Adviser's Insider Trading Policy and Procedures and the Securities & Exchange Commission's Rule 17j-1. Under this rule, no Employee may:

     o employ any device, scheme or artifice to defraud the Trust or any of its shareholders;

     o make to the Trust or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or any of its shareholders; or

     o engage in any manipulative practice with respect to the Trust or any of its shareholders.

II.  DEFINITIONS

     A. ADVISORY EMPLOYEES: Employees who participate in or make recommendations with respect to the purchase or sale of securities. The Compliance Officer will maintain a current list of all Advisory Employees.

     B. BENEFICIAL INTEREST: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

     C. COMPLIANCE OFFICER: Sandra L. Quinn, or in the case of a Pre-Clearance request by the Compliance Officer, or in her absence, James F. Laird .

     D. DISINTERESTED TRUSTEES: trustees whose affiliation with the Trust is solely by reason of being a trustee of the Trust.

     E. EMPLOYEE ACCOUNT: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any person living in the home of the Employee and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

     F. EMPLOYEES: the employees, officers, and trustees of the Trust and the employees, officers and directors of the Adviser, including Advisory Employees. The Compliance Officer will maintain a current list of all Employees.

     G. EXEMPT TRANSACTIONS: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) with respect to affiliated registered open-end investment companies.

     H. FUNDS: any series of the Trust.

     I. RELATED SECURITIES: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

     J. SECURITIES: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit,
4) commercial paper, and 5) shares of registered open-end investment companies.

     K. SECURITIES TRANSACTION: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account. The term Securities Transaction does not include transactions executed by the Adviser for the benefit of unaffiliated persons, such as investment advisory and brokerage clients.

III. PERSONAL INVESTMENT GUIDELINES

     A.   Restrictions on Securities Transactions

          1. The Personal Investment Guidelines in this Section III do not apply to Exempt Transactions. Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

          2. While trustees of the Trust are subject at all times to the fiduciary obligations described in this Code, the Personal Investment Guidelines and Compliance Procedures in Sections III and IV of this Code apply to Disinterested Trustees only if the trustee knew, or in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of the trustee's transaction that the same Security or a Related Security was or was to be purchased or sold for a Fund or that such purchase or sale for a Fund was being considered, in which case such Sections apply only to such transaction.

          3. Employees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for a Fund unless the Securities Transaction is combined ("blocked") with the Fund's transaction. Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Employee must disgorge to the Fund the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and the Fund buys 1000 shares at $11 per share, the Employee will pay $100 (100 shares x $1 differential) to the Fund.

          4. An Advisory Employee may not execute a Securities Transaction within seven (7) calendar days before or after a transaction in the same Security or a Related Security has been executed on behalf of a Fund unless
     (a) the transactions are executed on the same day and blocked; (b) the Advisory Employee sells the same Security after the Fund sells the Security; or (c) the Advisory Employee purchases the same Security after the Fund purchases the Security. If the Compliance Officer determines that a transaction has violated this prohibition, the transaction shall be unwound or, if not possible or practical, the Employee must disgorge to the Fund the value received by the Employee due to any favorable price differential received by the Employee.

          5. Any Securities Transactions in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to the Employee by virtue of the Employee's position with the Trust or the Adviser. The Compliance Officer shall retain a record of any such authorization and the rationale supporting the authorization. Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Fund will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

          6. Employees are prohibited from acquiring any Securities in an initial public offering without the prior written authorization of the Compliance Officer. This restriction is imposed in order to preclude any possibility of an Employee profiting improperly from the Employee's position with the Trust or the Adviser. The Compliance Officer shall retain a record of any such authorization and the rationale supporting the authorization.

     C.   Other Restrictions

          1. Employees are prohibited from serving on the boards of directors of publicly traded companies, without the prior written approval of the Compliance Officer. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of the Trust and the Funds' shareholders. In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

          2. No Employee may accept from a customer or vendor an amount in excess of $50 per year in the form of gifts or gratuities, or as compensation for services. If there is a question regarding receipt of a gift, gratuity or compensation, it is to be reviewed by the Compliance Officer.

IV.  COMPLIANCE PROCEDURES

     A.   Employee Disclosure and Certification

          1. Within ten (10) days of the commencement of employment with the Trust or the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information: 1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; 2) the name of the broker, dealer, or bank with whom the Access Person maintains an account in which any securities are hold for the direct or indirect benefit of the Access Person; and 3) the date that the report is submitted by the Access Person (collectively, the "Disclosure Information").

          2. Annually, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must provide the Disclosure Information. Annually, each Employee must also certify the he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. The information disclosed pursuant to this subparagraph must be current as of a date no more than 30 days before the report is submitted.

     B.   Compliance

          1. All Employees must direct their broker, dealer or bank to send duplicate copies of all confirmations and periodic account statements directly to the Compliance Officer. Each Employee must report, no later than ten (10) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Trust or the Adviser, all transactions in which the Employee acquired any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code.

          2. The Compliance Officer will (a) spot check the trading confirmations provided by brokers and (b) review all such confirmations on a quarterly basis, to determine whether any violations of this Code occurred. The Employee's annual disclosure of Securities holdings will be reviewed by the Compliance Officer for compliance with this Code, including transactions that reveal a pattern of trading inconsistent with this Code. In the case of Sandra L. Quinn, the compliance officer, James F. Laird will perform the procedures of this paragraph.

          3. If an Employee violates this Code, the Compliance Officer will report the violation to management personnel of the Trust and the Adviser for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee's relationship with the Trust and/or the Adviser.

          4. The management personnel of the Trust will report annually to the Trust's board of trustees regarding existing procedures and any changes in the procedures made during the past year and certify to the Trust's board of trustees that the Adviser has adopted procedures reasonably necessary to prevent Employees from violating this Code. The report will identify any violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices or legal developments.

V.   TRAINING

          On an Annual basis, the Adviser, the Distributor, and the Funds will collectively train personnel on all aspects of the Revised Code of Ethics to assure compliance with Personal Investment Guidelines, including but not limited to securities transactions in private placements and initial public offerings, and Employee Disclosure and Certification.

Revised 06/03/02